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                                                                    EXHIBIT 5.1

                    [FEDERAL-MOGUL CORPORATION LETTERHEAD]

                                                                June 12, 1998

Federal-Mogul Corporation
26555 Northwestern Highway
Southfield, Michigan 48034

Ladies and Gentlemen:

  I am Associate General Counsel of Federal-Mogul Corporation (the "Company"). I refer to the filing by the Company with the Securities and Exchange Commission (the "Commission") of Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-50413) (the "Registration Statement"), relating to guarantees by subsidiaries of the Company (each a "Guarantee") of debt securities of the Company (the "Debt Securities"). The Guarantees will be executed by the following subsidiaries of the Company in connection with the issuance by the Company of certain Debt
Securities: Federal-Mogul Dutch Holdings Inc., Federal-Mogul Global Inc., Federal-Mogul U.K. Holdings Inc., Carter Automotive Company, Federal-Mogul Venture Corporation, Federal-Mogul World Wide, Inc., Federal-Mogul Global Properties, Inc., Felt Products Mfg. Co., Fel-Pro Management Co. and Fel-Pro Chemical Products, L.P. (the "Guarantors").

  I have reviewed the originals or copies certified or otherwise identified to my satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and I have made such investigations of law, as I have deemed appropriate as a basis for the opinions expressed below.

  In rendering the opinions expressed below, I have assumed the authenticity of all documents submitted to me as originals and the conformity to the originals of all documents submitted to me as copies. In addition, I have assumed and have not verified the accuracy as to factual matters of each document I have reviewed.

  Based upon the foregoing, and assuming that (i) the Registration Statement and any amendments thereto (including post-effective amendments) remains effective and complies with all applicable laws at the time the Debt Securities and the Guarantees (together the "Offered Securities") are offered or issued as contemplated by the Registration Statement; (ii) a prospectus supplement and/or pricing supplement will have been prepared or filed with the Commission describing the Offered Securities offered thereby and will comply with all applicable laws; (iii) all Offered Securities will be issued and sold in compliance with applicable federal and state laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement and/or pricing supplement; (iv) any definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Offered Securities offered or issued will have been duly authorized and validly executed and delivered by the parties thereto; (vi) the Offered Securities will be sold and delivered at the price and in accordance with the terms of such agreement and as set forth in the Registration Statement and the prospectus
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supplement(s) and/or pricing supplement(s) referred to therein; (vii) the
Company and each Guarantor will authorize the offering and issuance of the Offered Securities and the terms and conditions thereof and will take any other appropriate additional corporate action; and (viii) certificates representing the Offered Securities will have been duly executed and delivered and, to the extent required, authenticated, I am of the opinion that:


    1. Each Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of its state of incorporation and the execution and delivery of its Guarantee has been duly authorized by all necessary corporate action and such Guarantee will be its legal, valid and binding obligation.

  Insofar as my opinion relates to the validity, binding effect or enforceability of any agreement or obligation of the Company, it is subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights generally from time to time in effect and subject to general principles of equity, regardless of whether such is considered in a proceeding in equity or at law.

  The foregoing opinions are limited to the federal laws of the United States of America.

  I hereby consent to the use of my name in the prospectuses and prospectus supplements constituting a part of the Registration Statement under the heading "Legal Matters" as counsel for the Company who has passed upon the legality of the Common Stock, Preferred Stock, the Debt Securities and the Guarantee being registered by the Registration Statement and as having prepared this opinion, and to the use of this opinion as a part (Exhibit 5.1) of the Registration Statement. In giving such consent, I do not thereby admit that I am within the category of persons whose consent is required under
Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

                                          Sincerely,

                                          /s/ David M. Sherbin
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                                              David M. Sherbin, Esq.
                                              Associate General Counsel

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